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                                                                      Exhibit 11

                       SUN TELEVISION AND APPLIANCES, INC.
                    COMPUTATION OF NET LOSS PER COMMON SHARE
              For the Quarters Ended May 30, 1998 and May 31, 1997
                    (In thousands, except per share amounts)


                                                                            For the Quarter Ended
                                                                            ---------------------
                                                                        May 30,               May 31,
                                                                         1998                  1997
                                                                        -------               -------
Net loss                                                                $(10,917)             $(10,154)
                                                                        ========              ========

Common shares outstanding:
   Weighted average                                                       17,439                17,439

   Dilutive effect of stock options and warrants                              --                    --
                                                                        --------              --------

   Weighted average shares used to calculate
     diluted loss per share                                               17,439                17,439
                                                                        ========              ========


Net loss per share:
   Assuming basic                                                       $  (0.63)             $  (0.58)
                                                                        ========              ========

   Assuming diluted                                                     $  (0.63)             $  (0.58)
                                                                        ========              ========


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